UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard Pasadena, California	91103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On July 1, 2013, Avery Dennison Corporation, a Delaware corporation (the “Company”), entered into an Amendment to Purchase Agreement, dated as of July 1, 2013 (the “Amendment”), with CCL Industries Inc., a corporation organized under the laws of Canada (“CCL”).  The Amendment amends the Purchase Agreement (as defined below) described in Item 2.01.

Among other things, the Amendment increases the Target OCP Net Working Capital Amount (as defined in the Purchase Agreement) and amends provisions related to employee matters and indemnification.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment itself, which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

Section 2— Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 29, 2013, the Company entered into the Purchase Agreement, dated as of January 29, 2013 (the “Purchase Agreement”), by and among the Company and certain of its wholly-owned subsidiaries (collectively with the Company, “Sellers”), CCL, and certain of CCL’s subsidiaries (collectively with CCL, “Buyers”). For additional information on the Purchase Agreement and the transactions contemplated thereby, please see the Current Report on Form 8-K filed by the Company on January 30, 2013.  A copy of the Purchase Agreement was filed as Exhibit 2.1 to that Form 8-K and incorporated therein by reference.

On July 1, 2013, pursuant to the Purchase Agreement (as amended) Buyers purchased from Sellers all of the capital stock of certain wholly-owned subsidiaries of the Company as well as certain assets of Sellers, and assumed certain liabilities of Sellers which, collectively, constituted the Company’s Office and Consumer Products and Designed and Engineered Solutions businesses for an aggregate purchase price of $500 million in cash, subject to certain closing adjustments (the “Transaction”).

The Company intends to provide the required additional financial statements related to the Transaction under cover of a Current Report on Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of Form 8-K.

Section 8—Other Events

Item 8.01  Other Events.

On July 1, 2013, the Company issued a press release announcing the execution of the Amendment and the closing of the Transaction.  A copy of the press release is included as Exhibit 99.1 to this report and incorporated herein by reference.  The press release is also available on the Company’s website at www.investors.averydennison.com.

Section 9—Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

The Company intends to provide the required additional pro forma financial information relating to the Transaction under cover of a Current Report on Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of Form 8-K.

(d)  Exhibits.

Exhibit Number	Exhibit Title
2.1	Amendment to Purchase Agreement, dated as of July 1, 2013, by and between Avery Dennison Corporation, a Delaware corporation, and CCL Industries Inc., a corporation organized under the laws of Canada.

99.1	Press Release of Avery Dennison Corporation, dated July 1, 2013.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this report on Form 8-K and in Exhibit 99.1 are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to the risks that the net proceeds from the Transaction could be less than anticipated due to closing adjustments and taxes and that the Transaction could disrupt current plans and operations.

For a more detailed discussion of these and other factors, see Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” in the Company’s most recent Form 10-K, filed on February 27, 2013, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances, other than as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: July 1, 2013
	By:	/s/ Mitchell R. Butier
Mitchell R. Butier
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

2.1	Amendment to Purchase Agreement, dated as of July 1, 2013, by and between Avery Dennison Corporation, a Delaware corporation, and CCL Industries Inc., a corporation organized under the laws of Canada.

99.1	Press Release of Avery Dennison Corporation, dated July 1, 2013.